As filed with the Securities and Exchange Commission on July 22, 2010
Registration No. 333-75880

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CKE RESTAURANTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0602639
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California (805) 745-7500	93013
(Address and Telephone number of Principal Executive Offices)	(Zip Code)
Andrew F. Puzder
Chief Executive Officer
CKE Restaurants, Inc.
6307 Carpinteria Ave., Ste. A
Carpinteria, California 93013
(805) 745-7500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 2 to Form S-4 will deregister the registered but unsold securities under the registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated Filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
     ☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
     ☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 to Form S-4 relates to the Registration Statement on Form S-4 (File No. 333-75880), of CKE Restaurants, Inc., a Delaware corporation (the “Registrant”), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 21, 2001, as amended by that certain Post-Effective Amendment No. 1 to Form S-4, which was filed with the SEC and became effective on January 29, 2002 (collectively, the “Registration Statement”).
On July 12, 2010, pursuant to an Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., a Delaware corporation (“Parent”), Columbia Lake Acquisition Corp., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”). As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. The Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on July 22, 2010.

CKE RESTAURANTS, INC.
By:	/s/ Andrew F. Puzder
	Name:	Andrew F. Puzder
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew F. Puzder	Chief Executive Officer and Director	July 22, 2010
Andrew F. Puzder	(Principal Executive Officer)

/s/ Theodore Abajian	Executive Vice President and Chief	July 22, 2010
Theodore Abajian	Financial Officer (Principal Financial Officer)

/s/ Reese Stewart	Senior Vice President and Chief	July 22, 2010
Reese Stewart	Accounting Officer (Principal Accounting Officer)

/s/ Peter P. Copses	Chairman of the Board	July 22, 2010
Peter P. Copses

/c/ Lance A. Milken	Director	July 22, 2010
Lance A. Milken